UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

Health Grades, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-22019	62-1623449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100 Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 716-0041

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 9, 2010, Health Grades, Inc. (“HealthGrades”) held its 2010 Annual Meeting of Stockholders (“Annual Meeting”) at its headquarters located at 500 Golden Ridge, Suite 100, Golden, Colorado. As of the record date, April 20, 2010, there were 29,888,288 shares of common stock entitled to vote at the Annual Meeting. There were present at the Annual Meeting, in person or by proxy, holders of 27,359,080 shares representing 91.5% of the common stock entitled to vote at the Annual Meeting.

At the Annual Meeting, stockholders (i) approved the re-election of Kerry R. Hicks, Leslie S. Matthews, M.D., John J. Quattrone, Mary Boland and Mats Wahlström to serve as directors until the next annual stockholders’ meeting or until such directors’ respective successors have been elected and qualified; and (ii) ratified the appointment of Grant Thornton LLP as HealthGrades’ independent registered public accounting firm for the fiscal year ending December 31, 2010.

(1)	The following is a tabulation of the votes cast at the Annual Meeting with respect to Proposal No. 1 — Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kerry R. Hicks	20,284,981	502,876	9,100,431
Leslie S. Mathews, M.D.	19,698,495	1,089,362	9,100,431
John J. Quattrone	20,291,006	496,851	9,100,431
Mary Boland	20,286,743	501,114	9,100,431
Mats Wahlström	19,330,651	1,457,206	9,100,431

(2)	The following is a tabulation of the votes cast at the Annual Meeting with respect to Proposal No. 2 – Ratification of the appointment of Grant Thornton LLP as HealthGrades’ independent registered public accounting firm for the fiscal year ending December 31, 2010:

Votes For	Votes Against	Abstentions
27,265,526	83,753	2,539,009

Note: There were no broker non-votes with respect to the ratification of the appointment of Grant Thornton LLP as this was a “routine” proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC. (Registrant)

By:	/s/ALLEN DODGE

Allen Dodge Executive Vice President and Chief Financial Officer

Dated: June 10, 2010

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